Exhibit 10.1

August 13, 2012

David Campisi
358 Morning Star Way
Castle Rock, CO 80108

Dear David:

It is my pleasure to extend the following offer of employment to you on behalf of Respect Your Universe, Inc. (“RYU”).

Title: Chairman and Chief Executive Officer

Reporting Relationship: The position will report to the Board of Directors.

Job Description and Goals or Objectives:

Chairman:

•	Oversees board and executive committee meetings
•	Works in partnership with officers to make sure board resolutions are carried out
•	Calls special meetings if necessary
•	Appoints all committee chairs and recommends who will serve on committees
•	Assists in preparing agenda for board meetings
•	Assists in conducting new board member orientation
•	Oversees searches for a new chief executive officer (depending on dual role)
•	Coordinates chief executive's annual performance evaluation (depending on dual role)
•	Works with the governance committee to recruit new board members
•	Acts as an alternate spokesperson for the organization
•	Periodically consults with board members on their roles and help them assess their performance

Chief Executive Officer:

•	Plan strategic business objectives
•	Manage day to day operations
•	Represent RYU
•	Manage officers
•	Allocate budgets
•	Approve quarterly and annual financial statements
•	Determine corporate policies
•	Present to Board of Directors
•	Implement Board of Directors resolutions
•	Industry analysis

INCORPORATED 818 NORTH RUSSELL STREET SUITE A PORTLAND OREGON 97227 5940 SOUTH RAINBOW BOULEVARD LAS VEGAS NEVADA 89118 WWW.RESPECTYOURUNIVERSE.COM

Base Salary: $350,000 on an annual basis, and subject to deductions for taxes and other withholdings as required by law or the policies of RYU.

Bonus: TBD

Benefits: The standard company health and dental insurance coverage are generally supplied per company policy. Eligibility for other benefits, will generally take place per company policy. Employee contribution to payment for benefit plans is determined annually.

Stock Options:  (i) an option to purchase 500,000 shares of RYU common stock, vested over four years in yearly cliffs, and (ii) an option to purchase 100,000 shares of RYU common stock, fully vested on issuance; both to be approved and issued by RYU’s board of directors on your Start Date, with an exercise price equal to the closing price of RYUN on such date, issued pursuant to the RYU 2012 Incentive Award Plan

Vacation and Personal Emergency Time Off: Vacation is accrued per company policy. Personal emergency days are generally accrued per company policy.

Expenses: Up to $50,000 for moving expenses from Denver to Portland, reimbursed upon completion of appropriate expense forms and with receipts.

Other normal and reasonable expenses will be reimbursed on a monthly basis per company policy and upon completion of the appropriate expense request form.

Start Date: August 8, 2012

Your employment with RYU shall be at-will and either party can terminate the relationship at any time with or without cause and with or without notice.

With the commencement of employment, while you will remain a director of RYU, you acknowledge that you no longer will be an “independent director” of RYU, and therefore that certain Independent Director Agreement between yourself and RYU shall terminate on your first date of employment.

You acknowledge that this offer letter, represents the entire agreement between you and RYU and that no verbal or written agreements, promises or representations that are not specifically stated in this offer, are or will be binding upon RYU.

INCORPORATED 818 NORTH RUSSELL STREET SUITE A PORTLAND OREGON 97227 5940 SOUTH RAINBOW BOULEVARD LAS VEGAS NEVADA 89118 WWW.RESPECTYOURUNIVERSE.COM

If you are in agreement with the above outline, please sign below. This offer is in effect for five business days.

Signatures:

YOUR UNIVERSE, INC.

/s/ Kristian Andresen
Kristian Andresen
Chairman and Secretary

August 13, 2012
Date

/s/ David Campisi
David Campisi

August 13, 2012
Date

INCORPORATED 818 NORTH RUSSELL STREET SUITE A PORTLAND OREGON 97227 5940 SOUTH RAINBOW BOULEVARD LAS VEGAS NEVADA 89118 WWW.RESPECTYOURUNIVERSE.COM